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                                                                    EXHIBIT 4.10


                     FORM OF REGISTRATION RIGHTS AGREEMENT

                 REGISTRATION RIGHTS AGREEMENT, dated as of _________ ___, 199_ (this "Agreement"), by and among Regal Cinemas, Inc. (the "Company"), KKR 1996 Fund L.P. (the "KKR Fund"), KKR Partners II, L.P. ("KKR Partners II" and, together with the KKR Fund, the "KKR Partnerships") and Regal Equity Partners, L.P. (the "HMTF Partnership" and, together with the KKR Partnerships, the "Common Stock Partnerships").

                                    RECITALS

                 WHEREAS, pursuant to, and subject to the terms and conditions set forth in, an Agreement and Plan of Merger dated as of January 19, 1998, as amended by the Amendment Agreement dated as of May 8, 1998 (as so amended, the "Merger Agreement") among Screen Acquisition Corp. ("Holdco I"), Monarch Acquisition Corp. ("Holdco II" and, together with Holdco I, the "Holdcos"), and the Company, (i) the Holdcos will merge with and into the Company (the "Merger"), (ii) each outstanding share of common stock, no par value ("Company Common Stock"), of the Company outstanding immediately prior to the Merger (other than shares of Company Common Stock owned by the Company, any of its subsidiaries or the Holdcos) will be converted into the right to receive $31.00 per share in cash, (iii) each outstanding share of common stock, par value $.01 per share, of Holdco I will be converted into one share of Company Common Stock and ___ shares of Series A Convertible Preferred Stock, $.01 par value ("Company Convertible Preferred Stock"), of Regal and (iv) each outstanding share of common stock, par value $.01 per share, of Holdco II will be converted into one share of Company Common Stock and ___ shares of Company Convertible Preferred Stock;

                 WHEREAS, Holdco I and Holdco II are subsidiaries of the KKR Fund and the HMTF Partnership, respectively; and

                 WHEREAS, after the consummation of the Merger and the conversion of the Convertible Preferred Stock, the Common Stock Partnerships will own approximately 93.2% of the Company Common Stock;

                 NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained in this Agreement, the parties agree as follows:

                 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

                 "Closing Date": Has the meaning assigned to such term in the Merger Agreement.
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                 "Common or Common Equivalent Registrable Securities":
         Registrable Securities which are (i) Common Stock or (ii) Convertible Securities.

                 "Convertible Securities": securities that are convertible into or exchangeable or exercisable for Common Stock, including the Company Convertible Preferred Stock.

                 "Demand Party": (a) Each Common Stock Partnership or (b) any other Holder or Holders, including, without limitation, any present or future general or limited partner of any Common Stock Partnership, or
         (c) any general or limited partner or member of any general or limited partner thereof, that may become an assignee of such Common Stock Partnership's rights hereunder; provided that to be a Demand Party under this clause (c), a Holder or Holders must either individually or in aggregate with all other Holders with whom it is acting together to demand registration beneficially own (within the meaning of such term under Rule 13d-3 under the Exchange Act) at least 1% of the total number of Registrable Securities.

                 "Early Demand Event": The occurrence of the seventh anniversary of the Closing Date or, if the provisions of Section ____ of the Stockholders' Agreement dated as of ________ __, 1998 among the Company and the Common Stock Partnerships permit a KKR Demand Party or an HMTF Demand Party, as the case may be, to cause a registration of Registrable Securities after the occurrence of the fifth anniversary of the Closing Date, then the occurrence of the fifth anniversary of the Closing Date; provided that an Early Demand Event shall not occur if a QPO shall have been effected prior to the applicable anniversary of the Closing Date set forth above.

                 "Exchange Act": The Securities Exchange Act of 1934, as amended, or any successor federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such successor federal statute.

                 "HMTF Demand Party": HMTF Partnership and any other Holder that is affiliated with HMTF Partnership, provided that such other Holder is a Demand Party.

                 "Holder": Each Common Stock Partnership and any other holder of Registrable Securities (including any direct or indirect transferees of the Common Stock Partnership) who agrees in writing to be bound by the provisions of this Agreement.

                 "KKR Demand Party": The KKR Partnerships and any other Holder that is affiliated with the KKR Partnerships, provided that such other Holder is a Demand Party.

                 "Other Registration Rights Agreement": Any written agreement (other than this Agreement) to which the Company and any holder of shares of Common Stock are parties that provides for the registration of shares of Common Stock of such holder by the Company.


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                 "Person":  Any individual, partnership, joint venture,
         corporation, trust, unincorporated organization or government or any department or agency thereof.

                 "QPO": An underwritten public offering of Common Stock after which (i) Persons who are not affiliates of the Company shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 25% of the then outstanding shares of Common Stock and (ii) at least 20% of the then outstanding shares of Common Stock shall have been sold by the Company for cash after the Closing Date in one or more public offerings pursuant to effective registration statements under the Securities Act.

                 "Registrable Securities": Any Common Stock or Convertible Security acquired by a Common Stock Partnership from the Company or any affiliate of the Company, whether by purchase or otherwise (including without limitation, in the case of a Convertible Security, any Common Stock acquired or to be acquired upon the conversion of such Convertible Security) and any Common Stock, Convertible Security or other security which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force, or (iv) such securities shall have ceased to be outstanding.

                 "Registration Expenses": Any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter," as such term is defined in Rule 2720 of the NASD, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to clause (viii) of Section 4 and all rating agency fees, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel selected pursuant to Section 7 hereof by the Holders of the Registrable Securities being registered to represent such Holders in connection with each such registration, (vii) any fees and disbursements of underwriters customarily paid by the





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         issuers or sellers of securities, including liability insurance if the
         Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (viii) other reasonable out-of-pocket expenses of Holders (provided that such expenses shall not include expenses of counsel other than those provided for in clause (vi) above).

                 "Securities Act": The Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                 "SEC": The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

                 2. Incidental Registrations. (a) Right to Include Registrable Securities. If the Company at any time after the date hereof proposes to register its Common Stock (or any Convertible Security) under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, it will, at each such time, give prompt written notice to all Holders of its intention to do so and of such Holders' rights under this Section
2. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Common or Common Equivalent Registrable Securities intended to be disposed of by such Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the registration must sell their Registrable Securities to the underwriters selected by the Company, if any, on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 2(a) involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. Nothing in this Section 2(a) shall operate to





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limit the right of a Holder to (i) request the registration of Common Stock issuable upon conversion, exercise or exchange of Convertible Securities held by such Holder notwithstanding the fact that at the time of request such Holder holds only Convertible Securities or (ii) request the registration at one time of both Common Stock and Convertible Securities.

                 (b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.

                 (c) Priority in Incidental Registrations. If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be reasonably likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering (other than the Registrable Securities), then the Company will include in such registration (i) first, 100% of the securities, if any, the Company proposes to sell, after giving effect to the priority, pro ration or cutback provisions contained in any Other Registration Rights Agreement; provided that the registration of shares of Common Stock contemplated by this
Section 2 was initiated by the Company with respect to shares intended to registered for sale for its own account, (ii) second, the number of securities held by a party to an Other Registration Rights Agreement that the Company is required (after giving effect to the priority, pro ration or cutback provisions contained in any Other Registration Rights Agreement and any withdrawal from the proposed registration of shares of Common Stock by a holder of shares of Common Stock that is a party to such Other Registration Rights Agreement) to include in such registration pursuant to an Other Registration Rights Agreement and (iii) third, to the extent of the number of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of Registrable Securities then held by each such Holder (except to the extent that two or more requesting Holders shall have agreed to a different allocation among such requesting Holders); provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner. In the event that the number of Registrable Securities requested to be included in such registration and securities which the Company is so required to include in such registration in accordance with any Other Registration Rights Agreement is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration the securities it proposes to sell up to the number of securities that, in the opinion of the underwriter, can be sold.

                 3.  Registration on Request.  (a)  Request by Demand Party.
At any time, upon the written request of a Demand Party requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party's Registrable Securities and specifying the amount and intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all other Holders





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of such Registrable Securities, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

                    (i) such Registrable Securities (including, if such request relates to a Convertible Security, the shares of Common Stock issuable upon conversion, exercise or exchange thereof) which the Company has been so requested to register by such Demand Party; and

                    (ii) all other Registrable Securities of the same class or series as are to be registered at the request of a Demand Party and which the Company has been requested to register by any other Holder thereof by written request given to the Company within 15 days after the giving of such written notice by the Company (which request shall specify the amount and intended method of disposition of such Registrable Securities);

all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided that, with respect to any Demand Party other than any Common Stock Partnership, the Company shall not be obligated to effect any registration of Registrable Securities under this Section 3(a) unless such Demand Party requests that the Company register at least 1% of the total number of Registrable Securities; and provided, further, that the Company shall not be obligated to file a registration statement relating to any registration request under this Section 3(a):

                 (x) within a period of 180 days (or such lesser period as the managing underwriters in an underwritten offering may permit) after the effective date of any other registration statement relating to any registration request under this Section 3(a) which was not effected on Form S-3 (or any successor or similar short-form registration statement) or relating to any registration effected under Section 2 (unless Holders of a majority of the shares of Registrable Securities held by all Holders consent in writing to the filing of such registration statement);

                 (y) if with respect thereto the managing underwriter, the SEC, the Securities Act or the rules and regulations thereunder, or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year, in which case the filing may be delayed until the completion of such audit (and the Company shall, upon request of the requesting Demand Holder, use its best efforts to cause such audit to be completed expeditiously and without unreasonable delay); or

                 (z) if the Company is in possession of material non-public information and the Board of Directors of the Company determines in good faith that disclosure of such information would not be in the best interests of the Company and its stockholders, in which case the filing of the registration statement may be delayed until the earlier of the second business day after such conditions shall have ceased to exist and the 45th day after receipt by the Company of the written request from a Demand Holder to register Registrable Securities under this Section 3(a).





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Nothing in this Section 3 shall operate to limit the right of a Holder to (i)
request the registration of Registrable Securities issuable upon conversion, exercise or exchange of Convertible Securities held by such Holder notwithstanding the fact that at the time of request such Holder holds only Convertible Securities or (ii) request the registration at one time of both Common Stock or other securities then issuable upon conversion, exercise or exchange of Convertible Securities and Convertible Securities.

                 (b) Registration Statement Form. If any registration requested pursuant to this Section 3 which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

                 (c)  Expenses.  The Company will pay all Registration Expenses
(i) in connection with the first three registrations of Registrable Securities pursuant to this Section 3 upon the written request of any KKR Demand Party and
(ii) in connection with the first three registrations of Registrable Securities pursuant to this Section 3 upon the written request of any HMTF Demand Party (in the case of clause (i) or (ii) above, a "Paid Demand"); provided that the Company will pay all Registration Expenses in connection with one additional registration of Registrable Securities pursuant to this Section 3 by either a KKR Demand Party or an HMTF Demand Party to the extent that an Early Demand Event has occurred; and provided, further, that, for purposes hereof, a request to register Common Stock into or for which a Convertible Security is convertible, exercisable or exchangeable in conjunction with a registration of such Convertible Security shall be deemed to be one request for registration of a class or series of Registrable Securities; provided, further, that a Demand Party will not be deemed to have used a Paid Demand if (x) such Demand Party shall have withdrawn its request for registration under this Section 3 before the registration statement filed pursuant to this Section 3 shall have become effective and (y) such Demand Party shall have paid all Registration Expenses incurred before such withdrawal in connection with such request. All expenses for any subsequent registrations of Registrable Securities pursuant to this
Section 3 shall be paid pro rata by the Company and all other Persons (including the Holders) participating in such registration on the basis of the relative number of shares of Common Stock of each such Person whose Registrable Securities are included in such registration.

                 (d) Effective Registration Statement. A registration requested pursuant to this Section 3 will not be deemed to have been effected unless it has become effective and all of the Registrable Securities registered thereunder have been sold; provided that, if, within 180 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, then such registration will be deemed not to have been effected.

                 (e) Selection of Underwriters. If a requested registration pursuant to this Section 3 involves an underwritten offering, the Holders of a majority of the shares of Registrable Securities which are held by Holders and which the Company has been requested to register shall have the right to select the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Company.





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                 (f)  Priority in Requested Registrations.  If a requested
registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, the Company will include in such registration only the Registrable Securities requested to be included in such registration and any securities which the Company is required to include in such registration in accordance with any Other Registration Rights Agreement. In the event that the number of Registrable Securities requested to be included in such registration and securities which the Company is required to include in such registration in accordance with any Other Registration Rights Agreement exceeds the number which, in the opinion of such managing underwriter, can be sold, then the Company will include in such registration (i) first, the number of shares of Common Stock held by a party to an Other Registration Rights Agreement that the Company is required (after giving effect to the priority, pro ration or cutback provisions contained in any Other Registration Rights Agreement and any withdrawal from the proposed registration of shares of Common Stock by a holder of shares of Common Stock that is a party to such Other Registration Rights Agreement) to include in such registration pursuant to an Other Registration Rights Agreement and (ii) second, to the extent of the number of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (except to the extent that two or more requesting Holders shall have agreed to a different allocation among such requesting Holders); provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner. In the event that the number of Registrable Securities requested to be included in such registration and securities which the Company is required to include in such registration in accordance with any Other Registration Rights Agreement is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration the securities it proposes to sell up to the number of securities that, in the opinion of the underwriter, can be sold.

                 (g) Additional Rights. If the Company at any time grants to any other holders of Common Stock any rights to request the Company to effect the registration under the Securities Act of any such shares of Common Stock on terms more favorable to such holders than the terms set forth in this Section 3, the terms of this Section 3 shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits; provided that the Holders agree that this Section 3(g) shall not be applicable to any Other Registration Rights Agreement to which the Common Stock Partnerships are parties.

                 4. Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

                    (i) prepare and, in any event within 120 days after the end of the period within which a request for registration may be given to the Company, file with the





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         SEC a registration statement on an appropriate form with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 2 at any time prior to the effective date of the registration statement relating thereto (and, in such event, the Company shall pay the Registration Expenses incurred in connection therewith); provided, further, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel selected pursuant to
         Section 7 hereof by the Holders of the Registrable Securities covered by such registration statement to represent such Holders, copies of all documents proposed to be filed, which documents will be subject to the review and approval (which approval will not be unreasonably withheld or delayed) of such counsel;

                    (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 270 days and to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel selected pursuant to Section 7 hereof by the Holders of the Registrable Securities covered by such registration statement to represent such Holders, copies of all documents proposed to be filed, which documents will be subject to the review and approval (which approval will not be unreasonably withheld or delayed) of such counsel;

                   (iii) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

                    (iv) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                    (v) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                    (vi) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be





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         delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this Section 4, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                   (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of
         Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                 (viii) (A) if such Registrable Securities are Common Stock (including Common Stock issuable upon conversion, exercise or exchange of a Convertible Security), use its best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; (B) if such Registrable Securities are Convertible Securities, upon the reasonable request of sellers of a majority of shares of such Registrable Securities, use its best efforts to list the Convertible Securities and, if requested, the Common Stock underlying the Convertible Securities, notwithstanding that at the time of request such sellers hold only Convertible Securities, on any securities exchange so requested, if such Registrable Securities are not already so listed, and if such listing is then permitted under the rules of such exchange; and (C) and use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                    (ix) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters, the Holders and other persons in addition to, or in substitution for the provisions of
         Section 5 hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                    (x) obtain a "cold comfort" letter or letters from the Company's independent public accounts in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

                    (xi) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                   (xii) notify counsel (selected pursuant to Section 7 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed,
         (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

                   (xiii) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

                   (xiv) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                   (xv) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

                   (xvi) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel; and

                   (xvii) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

                 The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

                 Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vi) of this Section 4, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause
(vi) of this Section 4, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (ii) of this Section 4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (vi) of this Section 4 and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 4.

                 5. Indemnification. (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 or 3, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors and officers or general and limited partners (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

                 (b) Indemnification by the Seller. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 4 herein, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 5) the Company and all other prospective sellers with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                 (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                 (d) Contribution. If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 (e) Other Indemnification. Indemnification similar to that specified in this Section 5 (with appropriate modifications) shall be given by the Company and each seller of

Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                 (f) Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

                 6. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding anything contained in this Section 6, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

                 7. Selection of Counsel. In connection with any registration of Registrable securities pursuant to Sections 2 and 3 hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

                 8. Miscellaneous. (a) Supplemental Agreements and Other Registration Rights Agreements. (i) The Company may enter into agreements with other purchasers of Common Stock who are then employees of the Company (or its successor) or any of its subsidiaries, making them parties hereto (and thereby giving them all, or a portion, of the rights, preferences and privileges of an original party hereto) with respect to additional shares of Common Stock (the "Supplemental Agreements"); provided, however, that pursuant to any such Supplemental Agreement, such purchaser expressly agrees to be bound by all of the terms, conditions and obligations of this Agreement as if such purchaser were an original party hereto (but subject to any limitations as may be imposed by the Company). All shares of Common Stock issued or issuable pursuant to such Supplemental Agreements shall be deemed to be Registrable Securities.

                    (ii) The Company may enter into Other Registration Rights Agreements from time to time; provided, however, that the Company shall not enter into any such Other Registration Rights Agreements unless the Common Stock Partnerships are parties thereto.

                 (b) Holdback Agreement. If any such registration shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees, subject to such customary exceptions as the managing underwriters shall permit, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any Convertible Security or security convertible into or exchangeable or exercisable for any equity securities of the Company (in each case, other than as part of such underwritten public offering), within 7 days before or such period not to exceed 180 days as the underwriting agreement may require (or such lesser period as the managing underwriters may permit) after the effective date of such registration (except as part of such registration), and the Company hereby also so agrees and agrees to cause each other holder of any equity security, or of any Convertible Security or security convertible into or exchangeable or exercisable for any equity securities, of the Company purchased from the Company (at any time other than in a public offering) to so agree.

                 (c) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding; provided, however, that no amendment, waiver or consent to the departure from the terms and provisions of this Agreement that is adverse to the Common Stock Partnerships or any of their successors and assigns shall be effective as against any such Person for so long as such Person holds any Registrable Securities unless consented to in writing by such Person. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 8(c), whether or not such Registrable Securities shall have been marked to indicate such consent.

                 (d) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions contained herein. Without limitation to the foregoing, in the event that any Common Stock Partnership distributes or otherwise transfers any shares of the Registrable Securities to any of its present or future general or limited partners, the Company hereby acknowledges that the registration rights granted pursuant to this Agreement shall be transferred to such partner or partners on a pro rata basis, and that at or after the time of any such distribution or transfer, any such partner or group of partners may designate a Person to act on its behalf in delivering any notices or making any requests hereunder.

                 (e) Business Combinations. Without the prior written consent of the Common Stock Partnerships or their respective successors or assigns, the Company shall not consolidate with or enter into any merger, consolidation or other business combination transaction (for the purposes of this Section 8(e), a "business combination") with another Person (whether or not the Company is the surviving entity) or transfer (by lease, assignment, sale or otherwise) (for the purposes of this Section 8(e), a "transfer") all or substantially all of its assets or earning power, in a single transaction or through a series of related transactions, to another Person or group of affiliated Persons or permit any of its subsidiaries to enter into any such transaction or transactions, where the business combination or transfer involves the payment by any Person of any securities to, or the exchange by any Person of any securities with, the Company or any of the holders of Common Stock of the Company, unless (x) such securities, if any, to be received by the Common Stock Partnerships have been registered under the Securities Act in a manner which would permit the sale to the public of such securities under the Securities Act or (y) the issuer of such securities agrees to be bound by the terms of this registration rights agreement with the Common Stock Partnerships relating to such securities or otherwise agrees to enter into a new registration rights agreement which shall contain terms substantially similar to this Agreement (with appropriate modifications) and shall otherwise be in a form satisfactory to the Common Stock Partnerships. Notwithstanding the foregoing, the provisions of this
Section 8(e) shall not apply if at the time of any business combination or transfer the Common Stock Partnerships own in the aggregate less than 5% of the outstanding Common Stock, calculated on a fully diluted basis.

                 (f) Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telex, telecopier or hand delivery:

                 (i)      if to a KKR Partnership:

                          c/o Kohlberg Kravis Roberts & Co.
                          9 West 57th Street, Suite 4200
                          New York, NY  10019
                          Attention:  Clifton S. Robbins
                          Telecopy:  (212) 750-0003

                 with a copy to:

                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, NY  10017
                          Attention:  Charles I. Cogut, Esq.
                          Telecopy:  (212) 455-2502

                 (ii)     if to the HMTF Partnership:

                          c/o Hicks, Muse, Tate & Furst Incorporated
                          200 Crescent Court
                          Suite 1600
                          Dallas, Texas 75201
                          Attention:  Lawrence D. Stuart, Jr.
                          Telecopy:  (214) 740-7313
                 with a copy to:

                          Weil, Gotshal & Manges LLP
                          100 Crescent Court
                          Suite 1300
                          Dallas, Texas 75201
                          Attention:  Jeremy W. Dickens, Esq.
                          Telecopy:  (214) 746-7777

                 (iii)    if to the Company:

                          Regal Cinemas, Inc.
                          7132 Commercial Park Drive
                          Knoxville, Tennessee  37918
                          Attention:  Michael Campbell
                          Telecopy:  (423) 922-3188

                 with copies to:

                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, NY  10017
                          Attention:  Charles I. Cogut, Esq.
                          Telecopy:  (212) 455-2502

                 -and-

                          Weil, Gotshal & Manges LLP
                          100 Crescent Court
                          Suite 1300
                          Dallas, Texas 75201
                          Attention:  Jeremy W. Dickens, Esq.
                          Telecopy:  (214) 746-7777

                 (iv) if to any other holder of Registrable Securities, to the address of such other holder as shown in the stock record book of the Company, or to such other address as any of the above shall have designated in writing to all of the other above.

                 All such notices and communications shall be deemed to have been given or made (1) when delivered by hand, (2) five business days after being deposited in the mail, postage prepaid, (3) when telexed answer-back received or (4) when telecopied, receipt acknowledged.

                 (g) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                 (h) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                 (i) Counterparts. This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                 (j) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

                 (k) Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provision of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or in equity.

                 IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

                                REGAL CINEMAS, INC.


                                By:
                                   -----------------------------
                                   Title:

                                KKR 1996 FUND L.P.

                                By:      KKR Associates 1996 L.P., its general
                                         partner

                                         By:     KKR 1996 GP LLC, its general
                                                 partner


                                                 By:
                                                    ---------------------
                                                    Authorized Signatory

                                KKR PARTNERS II, L.P.

                                By:      KKR Associates, L.P., its general
                                         partner

                                         By:
                                            ---------------------
                                            Authorized Signatory

                                REGAL EQUITY PARTNERS, L.P.

                                By:      TOH/Ranger, LLC, its general
                                         partner


                                         By:
                                            -------------------------
                                            Authorized Signatory